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Exhibit 11.1--Computation of Earnings Per Common Share

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES
                   STANDARD FINANCIAL, INC. AND SUBSIDIARIES
          COMPUTATION OF PRO FORMA COMBINED EARNINGS PER COMMON SHARE
                 (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                  (UNAUDITED)

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
                                                                      THREE MONTHS ENDED MARCH 31,
                                                                                                     YEAR ENDED
COMPUTATION OF EARNINGS PER COMMON SHARE FOR STATEMENTS OF            ----------------------------  DECEMBER 31,
OPERATIONS:                                                               1997           1996           1996
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
Income applicable to common stock before extraordinary item.........  $      29,738  $      27,931  $      84,466
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Weighted average number of common and common equivalent shares outstanding:
    Weighted average common shares outstanding......................     39,591,463     40,653,159     40,084,852
    Dilutive effect of stock option plans after application of
      treasury stock method.........................................         81,454        209,057        133,399
                                                                      -------------  -------------  -------------
                                                                         39,672,917     40,862,216     40,218,251
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Earnings per common share before extraordinary item.................  $         .75  $         .68  $        2.10
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE(1):
--------------------------------------------------------------------
Income before extraordinary item....................................  $      29,738  $      27,931  $      84,466
Add: Interest expense on 7 1/4% convertible subordinated
  debentures........................................................             79             83            325
                                                                      -------------  -------------  -------------
Income applicable to common stock before extraordinary item.........  $      29,817  $      28,014  $      84,791
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Weighted average number of common and common equivalent shares outstanding:
    Weighted average common shares outstanding......................     39,591,463     40,653,159     40,084,852
    Dilutive effect of stock option plans after application of
      treasury stock method.........................................         81,454        213,801        142,388
    Dilutive effect from assumed conversion of 7 1/4% convertible
      subordinated debentures.......................................        419,317        425,606        421,415
                                                                      -------------  -------------  -------------
                                                                         40,092,234     41,292,566     40,648,655
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Earnings per common share before extraordinary item.................  $         .74  $         .68  $        2.09
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
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(1) This calculation is submitted in accordance with Regulation S-K Item
    601(b)(11) although not required by footnote 2 to paragraph 14 of APB
    Opinion No. 15 because it results in dilution of less than 3%.